Exhibit 10.1

Execution Version

HORIZON TECHNOLOGY FINANCE CORPORATION
312 Farmington Avenue
Farmington, CT 06032

5.50% Convertible Notes due 2030

September 4, 2025

TO	EACH OF THE PURCHASERS LISTED IN THE PURCHASER SCHEDULE HERETO:

Ladies and Gentlemen:

HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation (the “Company”), agrees with each of the Purchasers as follows:

SECTION 1.    Authorization of Convertible Notes

The Company will authorize the issue and sale of $40,000,000 aggregate principal amount of its 5.50% Convertible Notes due 2030 (the “Notes”, which term shall also include any such notes as amended, restated or otherwise modified from time to time pursuant to Section 18 and including any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the holders’ election as provided for and subject to the limitations set forth herein. Certain capitalized and other terms used in this Agreement are defined in SCHEDULE A and, for purposes of this Agreement, the rules of construction set forth in Section 23.3 shall govern.

The Company may from time to time issue additional Notes (“Additional Notes”) to the Purchasers (or their Affiliates or any other Accounts (as defined below)) having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue date, offering price and, if applicable, the initial interest payment date). All of the Notes issued under this Agreement, including any Additional Notes, shall be uncertificated and will constitute a single series of Notes. All references to the “Notes” herein shall include the Additional Notes unless the context otherwise requires.

SECTION 2.    Sale and Purchase of Convertible Notes

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, at each Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price (the “Purchase Price”) of 91.50% of the principal amount thereof (with the Purchase Price of any Additional Notes to be agreed by the parties from time to time in connection with any such issuance). The Purchasers’ obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.    Closing

The sale and purchase of the initial Notes to be purchased by each Purchaser in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule as of September 4, 2025 shall occur remotely on such date, and the sale and purchase of any Additional Notes to be sold pursuant to this Agreement shall occur on such other date and manner as the parties may agree upon for any Additional Notes to be sold pursuant to this Agreement (each such date, a “Closing”). At each Closing after September 4, 2025, the Company and the Purchasers shall amend the Purchaser Schedule to include the Additional Notes to be purchased by each Purchaser on such date. At each Closing, the Company shall register in each Purchaser’s name (or in the name of its nominee), in accordance with Section 13, the Notes to be purchased by such Purchaser on such Closing, against delivery by such Purchaser to the Company of immediately available funds in the amount of the Purchase Price therefor by wire transfer for the account of the Company specified in the funding instruction letter provided by the Company at such Closing pursuant to Section 4.9. If at a Closing any of the conditions specified in Section 4 shall not have been fulfilled to a Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

SECTION 4.    Conditions to Closing

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at a Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the applicable Closing, of the following conditions:

Section 4.1    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at such Closing.

Section 4.2    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Change in Control Repurchase Event, Delisting Event or Event of Default shall have occurred and be continuing.

Section 4.3    Certificates.

(a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate (as defined below), dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

Section 4.4    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of such Closing from Dechert LLP, special counsel for the Company, covering the matters set forth in Schedule 4.4 and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request.

Section 4.5    Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) to the Company’s knowledge not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6    Sale of Other Notes. Contemporaneously with such Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule as of such date after giving effect to any amendment contemplated by Section 3.

Section 4.7    Payment of Special Counsel Fees. Without limiting Section 16.1, the Company will pay the reasonable and documented out-of-pocket fees, charges and disbursements of the Purchasers’ special counsel, Duane Morris LLP, to the extent reflected in a statement of such counsel rendered to the Company, within 45 days after the date of receipt of such statement from Purchasers’ special counsel; provided, however, the amount shall not exceed $75,000.

Section 4.8    Payment of Structuring Fee. On or before the Closing date, the Company shall pay the Purchasers a diligence and structuring fee of $25,000. The diligence and structuring fee shall be allocated among all of the Purchasers of the Notes in proportion to the respective principal amounts thereof issued to each Purchaser at closing.

Section 4.9    Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation (in each case, other than as permitted under Section 10.2) or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

Section 4.10  Funding Instructions. At least three Business Days prior to the date of the applicable Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company specifying (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the Purchase Price for the Notes is to be deposited.

Section 4.11  Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser may reasonably request.

Section 4.12   Prospectus Supplement. On the Closing date, Company will file a Form 424B prospectus supplement (the “Prospectus Supplement”) to its registration statement on Form N-2 (No. 333-278396) (the “Registration Statement”) for the registration of $40,000,000 in aggregate principal amount of Notes, and the Common Stock issuable upon the conversion of the Notes (the “Conversion Shares”).

Section 4.13   Trading. (a) Trading in the Common Stock shall not have been suspended by the SEC, Financial Industry Regulatory Authority, (“FINRA”), or The Nasdaq Stock Market LLC (“Nasdaq”), (b) the Company shall not have received any notice that the listing or quotation of the Common Stock on Nasdaq shall be terminated, nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by Depositary Trust Company (“DTC”) with respect to the Common Stock that is continuing, and (c) the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 4.14   Additional Listing. The Company shall have obtained approval of Nasdaq to list or designate for quotation (as the case may be) all of the Conversion Shares issuable upon the conversion of the Notes, consistent with the rules of the exchange.

SECTION 5.    Representations and Warranties of the Company.

The Company represents and warrants as of the date of each Closing (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date) to each Purchaser that:

Section 5.1    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3    Disclosure.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC on March 4, 2025; the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 as filed with the SEC on April 29, 2025, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 as filed with the SEC on August 7, 2025 and any Current Reports on Form 8-K of the Company filed since January 1, 2025 (collectively, the “SEC Reports”) did not contain any untrue statement of a material fact on its filing date, except to the extent updated or corrected in a subsequent SEC Report or other filing by the Company with the SEC. The SEC Reports fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement and the SEC Reports (collectively, the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2024, there has been no change in the financial condition, operations, business, properties or business prospects of the Company or any Subsidiary, except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4    Organization and Ownership of Shares of Subsidiaries.

(a)    Schedule 5.4 contains (except as noted therein) a complete and correct list as of the date of the applicable Closing of the Company’s Subsidiaries and jurisdiction of organization.

(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned directly or indirectly by the Company have been validly issued and, to the extent applicable, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any liens.

(c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)    No Subsidiary is subject to any legal, regulatory, contractual or other restriction restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary other than pursuant to the relevant borrowing arrangements governing borrowings made by the relevant Subsidiary filed with or incorporated by reference into the Disclosure Documents.

Section 5.5    Financial Statements. The financial statements included in the SEC Reports (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statement or schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and lack of footnotes).

Section 5.6    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Company or any Subsidiary under, any (A) indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected or (B) the corporate charter or by-laws of the Company, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, in each case, except where any of the foregoing (other than clause (i)(B) above), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.7    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, other than any filing required under the Exchange Act.

Section 5.8    Litigation; Observance of Agreements, Statutes and Orders.

(a)    There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9    Taxes. The Company and its Subsidiaries have filed all federal income and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.

Section 5.10  Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of liens. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11   Licenses, Permits, Etc.

(a)    The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for any such conflicts that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)    To the knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c)    To the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12   Employee Matters. The Company has no employees or employee benefit plans.

Section 5.13   Registration Statement. The Company has prepared and filed the Registration Statement, in conformity with the requirements of the Securities Act and published rules and regulations thereunder (the “Rules and Regulations”) which became effective on June 20, 2024 (the “Effective Date”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act, and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus (as defined below) has been issued by the Commission, and no proceedings for that purpose have been instituted or are threatened by the Commission. The Company has prepared a Prospectus Supplement and has or will file such Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the Base Prospectus, as it may be supplemented by the Prospectus Supplement, in the forms in which such Base Prospectus or Prospectus Supplement has been or is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, except that if any revised prospectus or prospectus supplement shall be provided to the Purchaser for use in connection with the sale of the Notes which differs from the Prospectus, the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Purchaser. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Exchange Act, on or before the last to occur of the Effective Date, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed.

Section 5.14   Prospectus Supplement.

(a)    The Prospectus Supplement will, at the time of filing, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations of the SEC thereunder.

(b)     The Company is eligible to use the Prospectus Supplement for the registration of the Conversion Shares.

Section 5.14   Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes for general corporate purposes, which may include repaying outstanding Indebtedness (as defined below), making opportunistic investments and paying corporate expenses. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15    Existing Indebtedness; Future Liens.

(a)    The outstanding Indebtedness of the Company and its Subsidiaries is as set forth in the SEC Reports. Since December 31, 2024, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. As of the date of such Closing, neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and, to the knowledge of the Company, no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)    Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a lien that secures Indebtedness.

(c)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in the SEC Reports.

Section 5.16    Foreign Assets Control Regulations, Etc.

(a)    Neither the Company nor any Controlled Entity (i) is a Blocked Person (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by Canada, the United Nations or the European Union.

(b)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)    No part of the proceeds from the sale of the Notes hereunder:

(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)   will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti‑Corruption Laws.

Section 5.17    Investment Company Act.

(a)    The Company has elected to be regulated as a “business development company” within the meaning of the Investment Company Act, such election is effective and the Company has not withdrawn such election and, to the Company’s knowledge, the SEC has not ordered such election to be withdrawn nor, to the Company’s knowledge, have proceedings to effectuate such withdrawal been initiated or threatened by the SEC.

(b)    The Company is not and its Subsidiaries are not, and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, neither the Company nor its Subsidiaries will be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act. No person is serving or acting as an officer, director or investment adviser of the Company or any subsidiary of the Company except in accordance with the applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940.

(c)    The business and other activities of the Company and its Subsidiaries, including the issuance of the Notes hereunder, the application of the proceeds and repayment thereof by the Company and the consummation of the transactions contemplated by this Agreement do not result in a violation or breach in any material respect of the provisions of the Investment Company Act that are applicable to the Company and its Subsidiaries.

(d)    The Company is in compliance in all respects with the Investment Policies, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.    Representations and Covenants of the Purchasers.

Section 6.1    Authorization. Each Purchaser severally represents that (a) it has full power and authority to enter into this Agreement and (b) this Agreement, when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of such Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 6.2    No Short Sales. No Institutional Adviser (as defined below), nor any successor investment adviser responsible for managing an investment in the Notes, or, in the event that no investment adviser is responsible for managing the Notes, no Purchaser, will directly engage in “short sales” of the Common Stock.

SECTION 7.    Information as to Company

Section 7.1    Material to be Furnished by the Company. If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, the Company agrees to furnish to each holder of a Note for the period of time during which Notes are outstanding: (i) within 90 days after the end of each fiscal year of the Company, audited annual consolidated financial statements of the Company and (ii) within 45 days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim consolidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP.

Section 7.2    Visitation. Subject to any applicable confidentiality restrictions and compliance with Regulation FD under the Exchange Act, the Company shall permit the representatives of each holder of a Note:

(a)    if no Event of Default then exists and is continuing, at the expense of such holder and upon at least ten (10) Business Days’ prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, all at such reasonable times and as often as may be reasonably requested in writing; provided that such visitation rights set forth in this clause (a) may only be exercised once per calendar year for each holder of a Note (aggregating its Affiliates as one holder for this purpose); and

(b)    if an Event of Default then exists and is continuing, at the expense of the Company and upon at least ten (10) Business Days’ prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

SECTION 8.    Payment, Prepayment and Interest

Section 8.1    Maturity. The entire unpaid principal balance of each Note shall be due and payable, and, unless such Note has been earlier converted or prepaid, the Company (or its agent or sub-agent) shall pay such amount to the holder of each Note, on the Maturity Date.

Section 8.2    Optional Prepayments. The Company may on or after March 4, 2026, at its option, upon notice as provided below, prepay all or a portion of the Notes then outstanding at 100% of the principal amount so prepaid plus accrued but unpaid interest to but excluding the date of prepayment. The Company shall give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

Section 8.3    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to but excluding such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5    Purchase of Notes. The Company will not and will not permit any Controlled Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or a Controlled Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Controlled Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal on any Note (including principal due on the Maturity Date) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.7    Change in Control Repurchase Event or Delisting Event.

(a)    The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control Repurchase Event or Delisting Event, give written notice of such Change in Control Repurchase Event or Delisting Event to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.7.

(b)    The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Section 8.7 Proposed Prepayment Date”). Such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Section 8.7 Proposed Prepayment Date shall not be specified in such offer, the Section 8.7 Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

(c)    A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7, in whole or in part, by causing a notice of such acceptance to be delivered to the Company not later than 15 Business Days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute rejection of such offer by such holder.

(d)    Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but excluding, the date of prepayment.

(e)    Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Section 8.7 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but excluding, the Section 8.7 Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control Repurchase Event or Delisting Event.

Section 8.8    Interest. The Company shall pay to the holder thereof interest on each Note at a rate of 5.50% per annum. The date from which interest shall accrue on the Notes shall be September 4, 2025, or the most recent Interest Payment Date to which interest has been paid or provided for. The “Interest Payment Dates” for the Notes shall be the last day of each calendar month, commencing September 30, 2025 (if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment); the initial interest period will be the period from and including September 4, 2025 (or the most recent Interest Payment Date to which interest has been paid or provided for), to, but excluding, the initial Interest Payment Date, and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be. To the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, the Company shall pay interest at a rate equal to the Default Rate. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 9.    Affirmative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1    Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2    Insurance. The Company will, and will cause each of its Subsidiaries to, maintain insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities engaged in the same or a similar business and similarly situated.

Section 9.3    Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4    Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all federal income and other material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5    Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6    Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7    Status of BDC and RIC. The Company shall at all times maintain its status as a “business development company” under the Investment Company Act and as a “regulated investment company” under the Code.

Section 9.8    Investment Policies. The Company shall at all times be in compliance with its Investment Policies, except to the extent that the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

Section 9.9    Filing of Exchange Act Reports. The Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, and will ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the Securities Act, is publicly available, and will not terminate its status as an issuer required to file reports under the Exchange Act.

Section 9.10  Maintaining Listing. The Company shall maintain the listing of its Common Stock on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market. The Company shall use commercially reasonable efforts to ensure that trading in Company’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading.

Section 9.11  Filing of Prospectus Supplement. On the Closing date, the Company will file the Prospectus Supplement for the registration of $40,000,000 (or another amount agreed to between Company and Purchaser) in aggregate principal amount of Notes, and all of the Conversion Shares issuable upon the conversion of the Notes.

Section 9.12  Maintain Effectiveness of Registration Statement; Notice of Stop Order; Amendments.

(a)    The Company will maintain the effectiveness of the Registration Statement.

(b)   The Company will advise the Purchasers, promptly after it receives notice or obtains knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of any order preventing or suspending the use of the prospectus, of the suspension of the registration of the Conversion Shares, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)   The Company will advise the Purchasers promptly after it receives any request by the SEC for any amendments to the Registration Statement or any amendment or supplements to the prospectus or for additional information related to the Conversion Shares or for additional information related to the Registration Statement or the prospectus.

Section 9.14  Conversion Matters. The Company covenants and agrees that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any Governmental Authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be. In addition, the Company covenants and agrees that the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

SECTION 10.    Negative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1    Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) that would violate Section 57 of the Investment Company Act.

Section 10.2    Merger, Consolidation, Etc. The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:

(a)    if in the case of any such transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent closed-end investment company or business development company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and if the Company is not such successor entity, (i) such successor entity shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes, (ii) such successor entity shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (iii) such successor entity’s shares of common stock are publicly traded on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market at the time of such transaction;

(b)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)    except in the connection with the potential merger between the Company and Monroe Capital Corporation described in the Disclosure Documents, the Company shall deliver, or cause to be delivered, to each holder of Notes, an Officer’s Certificate and opinion of counsel, each stating that such transaction and the assumption, if any, in respect thereto, comply with this Section 10.2 and that all conditions precedent in this Agreement relating to such transaction have been complied with.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation, limited liability company or statutory trust that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

Section 10.3    Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Company’s most recent Form 10-K, other than (i) ancillary or support businesses; (ii) any business in or related to private credit or that other business development companies enter into or are engaged in; or (iii) otherwise in accordance with its Investment Policies.

Section 10.4    Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any Affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5    Financial Covenant. The Company will not permit the Asset Coverage Ratio as of the last Business Day of any fiscal quarter of the Company to be less than 150%.

Section 10.6    Recapitalizations. The Company will not permit any recapitalization, reclassification or change of the Common Stock (other than (i) changes resulting from a subdivision or combination or (ii) changes in par value), in which holders of the outstanding Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock.

SECTION 11.    Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)    the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)    the Company fails to pay or deliver, as the case may be, cash, the shares of Common Stock or a combination of both upon the conversion of any Note by the close of business on the fifth Business Day immediately following the applicable Conversion Date; or

(c)    the Company defaults in the payment of any interest on any Note for more than 30 days after the same becomes due and payable; or

(d)    the Company defaults in the performance of or compliance with any other term or covenant contained herein and such default is not remedied within 60 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)    the Company or any of its Significant Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness for borrowed money that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto; provided, that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(f)    the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(g)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 consecutive days; or

(h)    if, pursuant to Section 18(a)(1)(c)(ii) and Section 61 of the Investment Company Act, on the last Business Day of each of twenty-four consecutive calendar months the Notes shall have an asset coverage (as such term is used in the Investment Company Act) of less than 100 per centum, giving effect to any exemptive relief granted to the Company by the SEC.

SECTION 12.    Remedies on Default, Etc.

Section 12.1    Acceleration.

(a)    If an Event of Default with respect to the Company described in Section 11(f) or (g) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)    If any Event of Default described in Section 11(a), (b) or (c) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) shall all be immediately due and payable without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for).

Section 12.2    Accruing Interest for Failure to Convert. If an Event of Default with respect to the Company described in Section 11(b) has occurred, then the Note (or portion thereof) that the Company failed to redeem prior to fifth Business Day immediately following the applicable Conversion Date shall continue to accrue interest to (but excluding) the date on which the Company actually converts such Notes and pays or delivers, as the case may be, cash, shares of Common Stock or a combination of both upon such conversion, such interest will be payable pursuant to Section 15.2(b).

Section 12.3    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.4    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.5    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. Without limiting the obligations of the Company under Section 16, the Company will pay on demand such further amount as shall be sufficient to cover all reasonable and documented out-of-pocket costs and expenses of up to one firm of outside counsel for all of the holders of the Notes collectively incurred in any enforcement or collection under this Section 12.

SECTION 13.    Registration; Exchange; Substitution of Notes.

Section 13.1    Registration of Notes. The Company shall keep at its principal executive office, or shall cause to be kept, a register reflecting ownership of the Notes outstanding from time to time. The Notes shall be uncertificated, and the Company shall register original issues, transfers, conversions and prepayments of Notes in such register and provide a copy thereof to each Purchaser upon request. The name and address of each holder of one or more Notes and each transfer, conversion or prepayment thereof shall be registered in such register. In addition, in the case of a transfer of one or more Notes, the name and address of each transferee shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

Section 13.2    Transfer and Exchange of Notes.

(a)    Subject to clause (b) below, any registered holder of a Note or a Purchaser (an “Assigning Party”) may assign to one or more assignees, who must be an Affiliate of the Purchaser, (an “Assignee”) all or a portion of its rights and obligations under this Agreement.

(b)    Any such assignment or transfer shall be subject to the following conditions: (i) the Assigning Party shall deliver to the Company a written instrument of transfer duly executed by the Assigning Party or such Assigning Party’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof; (ii) the Assignee shall have made the representations set forth in Section 6 to the Company; (iii) an exemption from registration of the Notes under the Securities Act is available; and (iv) if reasonably requested by the Company, the Assigning Party shall have delivered to the Company such legal opinions, certifications or other evidence to determine that such assignment or transfer is being made in compliance with the Securities Act and applicable state securities laws, in each case at the sole expense of the Assigning Party.

(c)    Within 10 Business Days of the satisfaction of the conditions set forth in clause (b) above, the Company shall cause such assignment or transfer of the unpaid principal amount of the applicable Notes (as requested by the Assigning Party thereof) to the Assignee to be reflected on the register maintained by the Company pursuant to Section 13.1. Each such transferred or assigned Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.

SECTION 14.    Payments on Notes.

Section 14.1    Place of Payment. Subject to Section 14.2, payments of principal and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company (or its agent or sub-agent) may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company, the principal office of the Company’s agent or sub-agent in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2    Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company (or its agent or sub-agent) will pay all sums becoming due on such Note for principal, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.

Section 14.3    Tax Forms. Any holder that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Note shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any holder, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such holder is subject to backup withholding or information reporting requirements (including FATCA). Without limiting the generality of the foregoing, any holder that is a United States person shall deliver to the Company on or before the date on which such holder obtains a Note (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-9 certifying that such holder is exempt from U.S. federal backup withholding tax. Any holder that is a not United States person shall deliver to the Company on or before the date on which such holder obtains a Note (and from time to time thereafter upon the reasonable request of the Company), executed copies of the applicable IRS Form W-8 and any documentation prescribed by applicable law as a basis for claiming exemption (if any) from or a reduction (if any) in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made. If a payment made to a holder under any Note would be subject to U.S. federal withholding tax imposed by FATCA if such holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such holder shall deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. For purposes of this Section 14.3, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

SECTION 15.    Conversion of Notes

Section 15.1    Conversion Privilege. Subject to and upon compliance with the provisions of this Section 15, each holder of a Note shall have the right, at such holder’s option, to convert all or any portion of such Note, at any time on or after October 4, 2025 and prior to the close of business on the Business Day immediately preceding the Maturity Date, into such number of shares of Common Stock equal to (a) the sum of (i) the principal balance of the Note being converted on the Conversion Date and (ii) the accrued but unpaid interest on the Note as of the Conversion Date divided by (b) the Conversion Price (subject to, and in accordance with, the settlement provision of Section 15.2, the “Conversion Obligation”).

Section 15.2    Conversion Procedure; Settlement Upon Conversion.

(a)    In connection with the conversion of all or any portion of a Note, such holder shall complete, manually sign and deliver an irrevocable notice to the Company as set forth in Schedule 1 (or a facsimile, .pdf attachment or other electronically transmitted signature thereof (including DocuSign or Adobe Sign)) (a “Notice of Conversion”) and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered. No Notice of Conversion with respect to any Notes may be surrendered by a holder thereof if such holder has accepted an offer to prepay the Notes made by the Company pursuant to Section 8.7.

If more than one Note shall be surrendered for conversion at one time by the same holder on a single Conversion Date, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered on such Conversion Date by such holder.

(b)    A Note shall be deemed to have been converted immediately on the Business Day that the holder has complied with the requirements set forth in subsection (a) above (the “Conversion Date”). By the close of business on the second Business Day immediately following the Conversion Date, the Company shall (1) update the register maintained by the Company pursuant to Section 13.1 to reflect the change in the principal amount of the Notes held by such holder as a result of the conversion and (2) issue or cause to be issued, and deliver to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depository Trust Company for the full number of shares of Common Stock to which such holder shall be entitled in satisfaction of the Conversion Obligation. The Company covenants that all shares of Common Stock to be issued upon conversion of Notes shall be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof. The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion on the relevant Conversion Date.

(c)    If a holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the shares of Common Stock upon conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder shall pay that tax.

(d)    No adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Section 15.

(e)    Except as set forth below, the Company’s settlement of the full Conversion Obligation as set forth herein shall be deemed to satisfy in full its obligation to pay the principal amount of the Note.

(f)    The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a holder of such Notes surrendered for conversion, except for purposes of enforcing its right to receive (x) the consideration due upon conversion and (y) accrued but unpaid interest on the Note (or portion thereof being converted) to, but excluding, the Conversion Date.

(g)    Notwithstanding anything to the contrary herein, no holder, when considered together with Notes held by any fund or account (collectively, the “Accounts”) managed by the investment adviser to such funds and accounts and any person controlled by the parent company of such investment adviser (the “Institutional Adviser”), shall be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause the Accounts, in the aggregate, to become, directly or indirectly, “beneficial owners” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 4.9% of the shares of Common Stock outstanding at such time (the “First Ownership Limitation”). In addition, any holder that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the Investment Company Act (considered individually and not with its Affiliates) shall not be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a beneficial owner of more than 3% of the Voting Securities of the Company (together with the First Ownership Limitation, the “Ownership Limitations”). Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than an Ownership Limitation. The Ownership Limitations shall no longer apply following the effective date of any Change in Control.

SECTION 16.    Expenses, Etc.

Section 16.1    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented out-of-pocket costs and expenses (but limited in the case of attorneys’ fees and expenses, to the reasonable and documented out-of-pocket attorneys’ fees of special counsel for the Purchasers not in excess of $75,000) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes.

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (but limited, in the case of attorneys’ fees and expenses, to the reasonable and documented out-of-pocket attorneys’ fees of one special counsel for, collectively, the Purchasers and each other holder of a Note, taken as a whole) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company, in each case, other than any such judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation that resulted from (x) the bad faith, gross negligence or willful misconduct or breach of this Agreement or any Note by such Purchaser or such holder of a Note or (y) a claim between a Purchaser or holder of a Note, on the one hand, and any other Purchaser or holder of a Note, on the other hand (other than claims arising out of any act or omission by the Company and/or its Affiliates). Notwithstanding anything to the contrary, the Company shall not be liable to a Purchaser or holder of a Note for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of the transactions contemplated hereunder or under any Note asserted by a Purchaser or a holder of a Note against the Company or any of its Affiliates.

Section 16.2    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 16.3    Survival. The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 17.    Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18.    Amendment and Waiver.

Section 18.1    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)    Amendments.

(i)     no amendment or waiver of any of Section 1, Section 2, Section 3, Section 4, Section 5, Section 6 or Section 21 hereof or any defined term (as it is used in any such Section) will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(ii)    no amendment or waiver may, without the written consent of each Purchaser directly and adversely affected thereby and the holder of each Note directly and adversely affected thereby at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, (ii) change the computation of the Conversion Price, (iii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iv) amend any of Section 8 (except as set forth in the second sentence of Section 8.2), Section 11(a), Section 11(c), Section 12 or Section 18; and

(iii)   Section 8.5 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Required Holders.

Section 18.2    Solicitation of Holders of Notes.

(a)    The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)    The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)    Any consent given pursuant to this Section 18 by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates (either pursuant to a waiver under Section 18.1(a)(iii) or subsequent to Section 8.5 having been amended pursuant to Section 18.1(a)(iii)), in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 18.3    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future Purchaser or holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

Section 18.4    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 19.    Notices.

All notices and communications provided for hereunder shall be in writing and sent by e-mail, provided that, upon written request of any holder to receive paper copies of such notices or communications, the Company will promptly deliver such paper copies to such holder by registered or certified mail. Any such notice must be sent:

(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing, in each case, with a copy (which shall not constitute notice) to: Duane Morris LLP, 1540 Broadway, New York, New York 10036-4086, Attn: Dean M. Colucci, Email: dmcolucci@duanemorris.com,

(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Dan Trolio, Email: dtrolio@horizontechfinance.com, or at such other address as the Company shall have specified to the holder of each Note in writing, in each case, with a copy (which shall not constitute notice) to: Dechert LLP, One International Place, 40th Floor, 100 Oliver Street, Boston, MA 02110, Attn: Thomas J. Friedmann, Email:  thomas.friedmann@dechert.com, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received. Notwithstanding anything to the contrary contained herein, any notice to be given by the Company (other than an officer’s certificate) may be delivered by an agent or sub-agent of the Company.

SECTION 20.    Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21.    Confidential Information

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided, however, that Purchaser acknowledges that any financial or other information regarding current or future business, results of operations or financial condition that has not been publicly released shall be deemed to be Confidential Information and material non-public information, provided, further, that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any person from which it offers to purchase any security of the Company (if such person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (v) any federal or state regulatory authority having jurisdiction over such Purchaser, (vi) any nationally recognized statistical rating organization that requires access to information about such Purchaser’s investment portfolio, or (vii) any other person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes or this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 21.

Notwithstanding the foregoing, each Purchaser acknowledges that the Company currently has a class of securities registered under Section 12 of the Exchange Act or is required to file reports under Section 15(d) of the Exchange Act and as such, is the subject of restrictions generally imposed by the United States securities laws, including those imposed by Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. Each Purchaser acknowledges that any Affiliates it controls with access to Confidential Information is subject to applicable securities laws that could restrict trading in any securities of the Company (whether on their own behalf or by, through or in concert with any other person) on the basis of, or while in possession of, any material non-public information about the Company. The Company agrees not to provide any Confidential Information that may be considered material, non-public information for purposes of such securities laws without first notifying the Purchaser that such information may be considered material non-public information and receiving written consent from such Purchaser to receive such Confidential Information.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 21 shall supersede any such other confidentiality undertaking.

SECTION 22.    Substitution of Purchaser

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22) shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 23.    Miscellaneous.

Section 23.1    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) permitted hereby, whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 23.2    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.3    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 23.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 23.4    Counterparts; Electronic Contracting.

(a)    This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(b)    The Company further agrees that it shall produce a manually signed Note for delivery to each Purchaser in accordance with the instructions provided by such Purchaser as soon as reasonably practicable (but in any event within 30 days of such request or such longer period as the requesting Purchaser and the Company may mutually agree).

Section 23.5    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

Section 23.6    Jurisdiction and Process; Waiver of Jury Trial.

(a)    The Company and each Purchaser irrevocably submits to the exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company and each Purchaser irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    The Company and each Purchaser agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.6(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)    The Company and each Purchaser consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.6(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company and each Purchaser agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)    Nothing in this Section 23.6 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*   *   *   *   *   *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours, HORIZON TECHNOLOGY FINANCE CORPORATION By: /s/ Daniel R. Trolio Name: Daniel R. Trolio Title: Chief Financial Officer

This Agreement is hereby
accepted and agreed to as
of the date hereof.

EAGLE POINT DEFENSIVE INCOME FUND II US LP
EP DIF CAYMAN II SUB III (US) LLC
EAGLE POINT DEFENSIVE INCOME FUND III US LP
EP DIF CAYMAN III SUB II (US) LLC
EAGLE POINT DEFENSIVE INCOME FUND NJ LP
EP PRIVATE CAPITAL FUND I
EAGLE POINT ENHANCED INCOME SUB US LLC
EAGLE POINT CORE SUB (US) LLC
EAGLE POINT CREDIT COMPANY INC.

By: Eagle Point Credit Management LLC, as investment advisor

By: /s/ Taylor Pine

Name: Taylor Pine
Title: Authorized Person

EAGLE POINT ENHANCED INCOME TRUST

By: Eagle Point Enhanced Income Management LLC, as investment advisor

By: /s/ Taylor Pine

Name: Taylor Pine
Title: Authorized Person

EAGLE POINT DEFENSIVE INCOME TRUST

By: Eagle Point Defensive Income Management LLC, as investment advisor

By: /s/ Taylor Pine

Name: Taylor Pine
Title: Authorized Person

YA II PN, LTD. By: Yorkville Advisors Global, LP Its: Investment Manager By: Yorkville Advisors Global II, LLC Its: General Partner By: /s/ Matthew Beckman Name: Matthew Beckman Title: Manager

SCHEDULE A

    DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Accounts” is defined in Section 15.2(g).

“Additional Notes” is defined in Section 1.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes a portfolio company held by the Company or any of its Subsidiaries in the ordinary course of business.

“Agreement” means this Note Purchase Agreement, including all Schedules and Exhibits attached to this Agreement, each as may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Asset Coverage Ratio” means “Asset coverage” as defined in the Investment Company Act.

“Assignee” is defined in Section 13.2(a).

“Assigning Party” is defined in Section 13.2(a).

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of comprehensive sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Change in Control” means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding shares of capital stock, membership interest or partnership interest, as applicable, in the Company or (ii) the Investment Manager shall for any reason tender its resignation, or be removed with or without cause, under the Investment Management Agreement, or the Investment Management Agreement shall be terminated, provided that it shall not be a Change in Control if an Affiliate of Horizon Technology Finance Management LLC acts as the successor Investment Manager.

“Change in Control Repurchase Event” means the occurrence of a Change in Control.

“Closing” is defined in Section 3.

“Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on that date as reported in composite transactions for the principal U.S. national securities exchange on which the Common Stock is traded.

“Code” means the Internal Revenue Code of 1986.

“Common Stock” is defined in Section 1.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 21.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Conversion Date” is defined in Section 15.2(b).

“Conversion Obligation” is defined in Section 15.1.

“Conversion Price” means the greater of the (a) volume-weighted average Closing Sale Price for the five Trading Days immediately prior to the relevant Conversion Date and (b) the most recently reported net asset value per share of Common Stock as of the Business Day immediately prior to the relevant Conversion Date.

“Conversion Rate” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the Conversion Price.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is 5.50% above the rate of interest stated in Section 8.8.

“Delisting Event” means that the Company’s Common Stock shall have failed to be publicly-traded on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market for a period of twenty (20) consecutive Trading Days.

“Disclosure Documents” is defined in Section 5.3.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder from time to time in effect.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“First Ownership Limitation” is defined in Section 15.2(g).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)    the government of

(i)    the United States of America or any state or other political subdivision thereof, or

(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Section 7, Section 12, Section 18.2 and Section 19 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register. For the avoidance of doubt, a “holder” shall refer to the record holder of a Note and not the investment manager, sponsor, agent or other representative of such holder acting on the holder's behalf.

“Indebtedness” with respect to the Company and its Subsidiaries means, at any time, the aggregate principal amount of indebtedness for borrowed money.

“Institutional Adviser” is defined in Section 15.2(g).

“Interest Payment Date” is defined in Section 8.8.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder from time to time in effect.

“Investment Management Agreement” means that certain Investment Management Agreement, dated June 30, 2023, between the Company and Horizon Technology Finance Management LLC.

“Investment Manager” means Horizon Technology Finance Management LLC, in its capacity as “Advisor” under the Investment Management Agreement.

“Investment Policies” means, with respect to the Company, the investment objectives, policies, restrictions and limitations as stated in the then-effective prospectus of the Company and as the same may be changed, altered, expanded, amended, modified, terminated or restated from time to time.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole (excluding in any case a decline in the net asset value of the Company or its Subsidiaries or a change in general market conditions or values of the portfolio companies of the Company and its Subsidiaries (taken as a whole)), (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“Maturity Date” means September 4, 2030.

“Notes” is defined in Section 1.

“Notice of Conversion” is defined in Section 15.2(a).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Ownership Limitations” is defined in Section 15.2(g).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or governmental authority.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchase Price” is defined in Section 2.

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company on the date hereof and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2) and any Substitute Purchaser (so long as any such substitution complies with Section 22), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 or as the result of a substitution pursuant to Section 22 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“Regulation D” is defined in Section 5.13(a).

“Required Holders” means at any time on or after the initial Closing, the holders of greater than 50.0% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates), provided, that at any time at which there are two or more holders of the Notes (exclusive of Notes then owned by the Company or any of its Affiliates), Required Holders shall require the consent of not less than two holders of Notes.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Rules and Regulations” means the rules and regulations promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission of the United States of America.

“SEC Reports” is defined in Section 5.3.

“Section 8.7 Proposed Prepayment Date” is defined in Section 8.7(b).

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning specified in Rule 1-02(w) of Regulation S-X, promulgated under the Securities Act) of the Company.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Substitute Purchaser” is defined in Section 22.

“Trading Day” means a day on which (i) the principal U.S. national securities exchange or market on which the Common Stock is then listed is open for trading and a Closing Sale Price for the Common Stock is available on such securities exchange or market, or (ii) if the Common Stock is not so listed or a Closing Sale Price for the Common Stock is not so available on such securities exchange or market, any Business Day.

“United States person” has the meaning set forth in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Voting Security” has the meaning set forth in Section 2(a)(42) of the Investment Company Act.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

SCHEDULE 1

[FORM OF NOTICE OF CONVERSION]

Horizon Technology Finance Corporation
312 Farmington Avenue

Farmington, CT 06032

Attn: Chief Financial Officer

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Note Purchase Agreement referred to in this Note, and directs that any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share (if applicable), and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any such shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 15.2(c) of the Note Purchase Agreement. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note Purchase Agreement.

Dated:

Signature(s)

Fill in for registration of shares if

to be issued, and Notes if to

be delivered, other than to and in the

name of the registered holder:

(Note)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______,000

Conversion Price:

Number of Shares of Common Stock Issuable upon Conversion:

NOTICE: The above signature(s) of the Holder(s) hereof
must correspond with the name as written upon the face
of the Note in every particular without alteration or
enlargement or any change whatever.

______________________________

Social Security or Other Taxpayer
Identification Number

SCHEDULE 4.4

MATTERS ADDRESSED IN DECHERT LLP OPINION

1.

The Note Purchase Agreement has been duly executed and delivered by the Company in accordance with the law of the State of New York and, assuming that the Note Purchase Agreement is the valid and legally binding obligation of the Purchasers, the Note Purchase Agreement is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.

No consent, approval, authorization or order of, or registration or qualification with, any federal or New York State governmental agency or body is required for the issue and sale of the Notes by the Company and the execution and delivery by the Company of the Note Purchase Agreement, except that it is understood that no opinion is given in this paragraph 4 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

SCHEDULE 5.4

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction
Horizon Credit II LLC Horizon Secured Loan Fund I LLC HESP LLC Horizon Funding 2022-1 LLC Horizon Funding Trust 2022-1 HBPF LLC Horizon Funding II, LLC	All Delaware Limited Liability Companies